UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2003

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26209	94-2935531
(Commission File No.)	(IRS Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On July 16, 2003, Ditech Communications Corporation, a Delaware corporation (“Ditech”), completed the first major step in its planned exit of its optical communications business through the sale of a large portion of the assets of its optical communications business to JDS Uniphase Corporation, a Delaware corporation (“JDSU”), pursuant to that certain Asset Purchase Agreement, dated as of July 16, 2003, by and between Ditech and JDSU (the “Purchase Agreement”).  The assets sold consisted primarily of inventory, optical-related equipment and intellectual property rights, which were sold for an aggregate purchase price of up to approximately $6.5 million in cash, of which (i) approximately $1.4 million was paid to Ditech at closing, (ii) $225,000 will be paid to Ditech one year from the closing (subject to reduction in the event any successful indemnification claims are made against Ditech), and (iii) up to $4.9 million will be paid to Ditech, which is comprised of up to $900,000 based on the level of inventory consumed by JDSU, and up to $4.0 million based on revenues generated by the optical business acquired by JDSU through June 30, 2005, if any.  Additionally, JDSU has the right to require Ditech to repurchase or reimburse JDSU for any purchased but unused inventory at June 30, 2004, up to $2.0 million, and certain costs incurred by JDSU in connection with the performance of certain warranty obligations relating to optical products that were previously sold by Ditech.  The purchase price was determined in arms-length negotiations between the parties.  In connection with the sale transaction, JDSU has extended employment offers to sixteen members of the Ditech optical business team to join JDSU.  The description contained in this Item 2 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.4.

The sale of the assets reflects Ditech’s commitment to exit its optical communications business.  For those optical related assets not included in the Purchase Agreement, Ditech is aggressively pursuing their disposition through either sale or abandonment.

See press release attached hereto as Exhibit 99.1, which is incorporated by reference hereto.

Item 7.  Financial Statements and Exhibits.

(b)                      Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes thereto of Ditech included in Ditech’s fiscal 2003 Annual Report on Form 10-K filed July 15, 2003 with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements assume the sale of Ditech’s assets relating to its optical communications business (the “Sale”). The unaudited pro forma condensed consolidated balance sheet shows Ditech’s condensed consolidated balance sheet as of April 30, 2003, giving effect to the Sale, as if it had occurred on April 30, 2003. The unaudited pro forma balance sheet also gives effect to the impact of the sale and/or abandonment of optical assets not included in the Sale.  The unaudited pro forma condensed consolidated statements of operations show Ditech’s historical results for the years ended April 30, 2003, 2002 and 2001 giving effect to the Sale as if it had occurred at May 1 of each respective period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Sale and related exit activities had been completed at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

Ditech Communications Corporation

Unauditied Pro Forma Condensed Consolidated Balance Sheet

As of April 30, 2003

(in thousands)

	As reported	Pro Forma Adjustments		Pro Forma Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$94,495	$1,373	(a)	$95,868
Accounts receivable, net of allowance for doubtful accounts of $811 at April 30, 2003	6,249	—		6,249
Inventories	8,467	(2,097	)(a)	6,370
Other current assets	4,510	1,244	(a)	5,754

Total current assets	113,721	520		114,241

Property and equipment, net	8,893	(5,154	)(a)	3,739
Other assets	3,827	(344	)(a)	3,483

Total assets	$126,441	$(4,978)		$121,463

LIABILITIES
Current liabilities:
Accounts payable	$2,323	—		$2,323
Accrued expenses	6,026	$2,773	(a)	8,799
Deferred revenue	121	(60	)(a)	61
Income taxes payable	1,833	—		1,833

Total liabilities	10,303	2,713		13,016

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value	30	—		30
Additional paid-in capital	270,008	—		270,008
Accumulated deficit	(153,980)	(7,611	)(a)	(161,591)
Other comprehensive income	80	(80	)(a)	—

	116,138	(7,691)		108,447

Total liabilities and stockholders’ equity	$126,441	$(4,978)		$121,463

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation

Unaudited Profroma Condensed Consolidated Statement of Operations

For the Year Ended April 30, 2003

(in thousands, except per share amounts)

	As reported	Pro Forma Adjustments		Pro Forma Adjusted

Revenue	$47,374	$12,286	(b)	$35,088
Cost of goods sold	26,009	12,466	(b)	13,543
Gross profit	21,365	(180)		21,545

Operating expenses:
Sales and marketing	15,361	3,238	(b)	12,123
Research and development	33,402	23,450	(b)	9,952
General and administrative	5,677	218	(b)	5,459
Restructuring charges	6,771	6,771	(b)	—
Total operating expenses	61,211	33,677		27,534

Loss from operations	(39,846)	(33,857)		(5,989)

Other income, net	1,702	—		1,702

Loss before provision for income taxes	(38,144)	(33,857)		(4,287)

Provision for income taxes	129	129	(c)	—
Loss from continuing operations	$(38,273)	$(33,986)		$(4,287)

Basic and diluted per share data	$(1.26)			$(0.14)

Weighted shares used in per share calculation	30,371			30,371

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation

Unaudited Profroma Condensed Consolidated Statement of Operations

For the Year Ended April 30, 2002

(in thousands, except per share amounts)

	As reported	Pro Forma Adjustments		Pro Forma Adjusted

Revenue	$41,416	$14,202	(b)	$27,214
Cost of goods sold	24,051	9,042	(b)	15,009
Gross profit	17,365	5,160		12,205

Operating expenses:
Sales and marketing	17,137	3,860	(b)	13,277
Research and development	53,334	38,446	(b)	14,888
General and administrative	6,230	250	(b)	5,980
Amortization of goodwill and other acquisition related intangibles	24,584	17,440	(b)	7,144
Total operating expenses	101,285	59,996		41,289

Loss from operations	(83,920)	(54,836)		(29,084)

Other income, net	3,701	—		3,701

Loss before provision for income taxes	(80,219)	(54,836)		(25,383)
Provision for income taxes	5,110	128	(c)	4,982

Loss from continuing operations	$(85,329)	$(54,964)		$(30,365)

Basic and diluted per share data	$(2.90)			$(1.03)

Weighted shares used in per share calculation	29,380			29,380

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation

Unaudited Profroma Condensed Consolidated Statement of Operations

For the Year Ended April 30, 2001

(in thousands, except per share amounts)

	As reported	Pro Forma Adjustments		Pro Forma Adjusted

Revenue	$121,714	$17,031	(b)	$104,683
Cost of goods sold	38,486	7,455	(b)	31,031
Gross profit	83,228	9,576		73,652

Operating expenses:
Sales and marketing	13,821	2,948	(b)	10,873
Research and development	34,372	17,275	(b)	17,097
General and administrative	6,716	253	(b)	6,463
Amortization of goodwill and other acquisition related intangibles	20,124	12,670	(b)	7,454
Total operating expenses	75,033	33,146		41,887

Income (loss) from operations	8,195	(23,570)		31,765

Other income, net	4,853	—		4,853

Income (loss) before provision for income taxes	13,048	(23,570)		36,618
Provision for income taxes	10,952	(3,695	)(c)	14,647

Income (loss) from continuing operations	$2,096	$(19,875)		$21,971

Per share data:
Basic	$0.07			$0.78
Diluted	$0.07			$0.72

Weighted shares used in per share calculation:
Basic	28,145			28,145
Diluted	30,512			30,512

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.                   Basis of Presentation

Effective July 16, 2003, Ditech sold a large portion of the operating assets relating to its optical communications business (the “Sale”) for a net sales price, after expenses of the Sale, of approximately $1.4 million.  The Sale resulted in a loss of approximately $2.0 million. In addition, Ditech recognized a loss of approximately $5.3 million related to the impairment of optical assets excluded from the Sale, which will be sold or abandoned and other exit costs including severance and closure of its optical research and development facilities in Australia and the UK. The majority of the loss from the Sale and other exit activities will be reported in Ditech’s first quarter of fiscal 2004, as part of discontinued operations. The balance, which is primarily related to severance for optical employees helping with the transition to JDSU, will be reported as discontinued operations in the second quarter of fiscal 2004.

2.                           Pro Forma Adjustments

(a)                      To reflect the proceeds of the Sale of the operating assets relating to the optical communications business and the recognition of other exit costs as if we had exited the optical communications subsystem business and consummated the Sale as of April 30, 2003. The adjustment to inventory reflects the net carrying value of the optical inventory that was sold to JDSU.  The adjustment to other current assets primarily relates to the recognition of the retention receivable and the receivable for the second installment of the inventory purchased by JDSU.  The adjustment to property and equipment, net reflects the net book value of assets sold to JDSU of approximately $2.7 million plus the impairment loss related to other optical fixed assets not included in the Sale.  The adjustment to accrued expenses reflects the estimated severance and related costs, lease termination costs for the international research and development facilities and transaction costs.  No effect was given to the tax consequences of exiting the optical communications business, as we have been providing a full valuation allowance on all items giving rise to tax assets.

(b)                     To reflect elimination of the product and license revenue, costs and expenses related to the optical communications business, as if the Sale had occurred May 1 of each respective period presented. Expenses eliminated include product cost of sales, direct personnel and related expenses, depreciation of optical specific equipment, consulting expenses related to the development and marketing of optical products, materials consumed in the development of optical products, deferred stock compensation associated with optical employees and other costs specifically identifiable to the optical business.

(c)                      The fiscal 2003 and 2002 elimination of taxes only reflects the foreign taxes on the Australian and UK optical research and development entities, as the federal and state income taxes reflected the establishment of full valuation allowances against Ditech’s tax loss and tax credit carryforwards.  For fiscal 2001, the pro forma elimination of taxes was based on an assumed effective tax rate of approximately 16% for the optical business.  This rate reflects the significant level of nondeductible acquisition related costs associated with the acquisition of the Atmosphere Networks, which was done to enhance the optical development team.

(c)                      Exhibits.

The following Exhibits are filed as part of this report:

2.4	Asset Purchase Agreement, dated as of July 16, 2003, by and between Ditech and JDSU.

99.1	Press Release, dated as of July 16, 2003, entitled “Ditech Communications Announces Sale of Optical Business Unit to JDS Uniphase.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: July 30, 2003	By:	/s/ William J. Tamblyn
William J. Tamblyn
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

2.4	Asset Purchase Agreement, dated as of July 16, 2003, by and between Ditech and JDSU.

99.1	Press Release, dated as of July 16, 2003, entitled “Ditech Communications Announces Sale of Optical Business Unit to JDS Uniphase.”